Exhibit 31.1
Certification
I, Patrick J. McHale, certify that:
1.	I have reviewed this Form 10-K/A of Graco Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 17, 2010	/s/ Patrick J. Mchale
Patrick J. McHale
President and Chief Executive Officer